     As filed with the Securities and Exchange Commission on July 27, 2000

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                   L90, INC.
              (Exact name of registrant as specified in charter)


              Delaware                                        95-4761069
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

      2020 Santa Monica Boulevard
               Suite 400
       Santa Monica, California                                 90404
(Address of Principal Executive Offices)                      (Zip Code)

                                   _________

                                   L90, INC.
                             STOCK INCENTIVE PLAN
                       NON-QUALIFIED STOCK OPTION GRANTS
                           (Full title of the plan)

                                 John C. Bohan
                      President & Chief Executive Officer
                                   L90, INC.
                          2020 Santa Monica Boulevard
                                   Suite 400
                        Santa Monica, California  90404
                    (Name and address of agent for service)

                                (310) 315-1199
         (Telephone number, including area code, of agent for service)
                                   _________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed           Proposed
                                                                       Maximum            Maximum
              Title of Securities                  Amount to be    Offering Price        Aggregate         Amount of
                to be Registered                  Registered (1)      Per Share       Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Stock Incentive Plan
Common Stock, $0.001 par value                      6,638,233           $7.67(2)       $50,915,247(2)          $13,442
----------------------------------------------------------------------------------------------------------------------------
Non-Qualified Stock Option Grants
Common Stock, $0.001 par value                        203,503           $1.29(2)       $   262,519(2)          $    76
-----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's Stock Incentive Plan and Nonqualified Stock Option Grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based upon the weighted average exercise price for the shares subject to outstanding options granted under the Company's Stock Incentive Plan and outstanding Non-Qualified Stock Option Grants.

================================================================================

                                  PART II/1/


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by L90, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on January 28, 2000 (Registration Number 333-87607).

(b) The description of the Company's Common Stock contained in the Company's Registration Statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 8-A, filed with the Commission on January 14, 2000, including any amendment or report filed for the purpose of updating such description.

(c) The Company's Annual Report on Form 10-K as filed with the Commission on March 24, 2000 for the year ended December 31, 1999.

(d) The Company's Quarterly Report on Form 10-Q as filed with the Commission on May 15, 2000 for the quarter ended March 31, 2000.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

_____________________
/1/ Information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to each optionee and is omitted from this Registration Statement in accordance with Rule 428 promulgated under the Securities Act and the Note to Part I of Form S-8.

Item 4. Description of Securities

        Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Registrant's Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

        Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant has obtained liability insurance for its officers and directors, and has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, the Registrant has agreed to indemnify its officers and directors against certain liabilities, including liabilities arising out of the offering made by this registration statement.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit
         -------
         4.1*        Amended and Restated Certificate of Incorporation of the Company.

         4.2**       Amended and Restated Bylaws of the Company.

         4.3**       Stock Incentive Plan of the Company.

         4.4*        Form of Plan Incentive Stock Option Agreement.

         4.5*        Form of Plan Non-Statutory Stock Option Agreement.

         4.6         Form of Non-Qualified Stock Option Agreement.

         5.1         Opinion of counsel as to legality of securities being registered.

         23.1        Consent of Arthur Andersen, LLP, independent public accountants.

         23.2        Consent of counsel (included in Exhibit 5.1).

         24.1        Power of Attorney (included herein on the signature page).

----------
  * Documents incorporated by reference from the Company's Annual Report on Form 10-K, filed with the Commission on March 24, 2000.

  **    Documents incorporated by reference from the Company's Registration
  Statement on Form S-1, as amended (Registration Number 333-87607), filed with the Commission on September 23, 1999.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof)
               which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
  --------  -------
  information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 26, 2000.


                            L90, INC.,
                            a Delaware corporation


                            By: /s/ John C. Bohan
                                -----------------------------
                                    John C. Bohan
                                    President & Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John C. Bohan and Thomas A. Sebastian, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                                                   Date
     ---------                     -----                                                   ----
/s/ John C. Bohan                  President and Chief Executive Officer                   July 26, 2000
----------------------------       (Principal Executive Officer)
John C. Bohan

/s/ Thomas A. Sebastian            Senior Vice President, Chief Financial                  July 26, 2000
----------------------------       Officer and Assistant Secretary
Thomas A. Sebastian                (Principal Financial and Accounting Officer)

/s/ William M. Apfelbaum           Chairman and Director                                   July 26, 2000
----------------------------
William M. Apfelbaum

                                   Director                                                ________, 2000
----------------------------
Peter E. Ligeti

                                   Director                                                ________, 2000
----------------------------
Glenn S. Meyers

                                   Director                                                ________, 2000
----------------------------
Peter G. Diamandis

/s/ Christopher J. Cardinali       Director                                                July 26, 2000
----------------------------
Christopher J. Cardinali

/s/ Mark D. Roah                   Director                                                July 26, 2000
----------------------------
Mark D. Roah


/s/ Peter Sealey                   Director                                                July 26, 2000
----------------------------
Peter Sealey


                                   Director                                                ________, 2000
----------------------------
Gerald B. Redditt


                                 EXHIBIT INDEX


Exhibits
--------

       4.1*    Amended and Restated Certificate of Incorporation of the Company.

       4.2**   Amended and Restated Bylaws of the Company.

       4.3**   Stock Incentive Plan of the Company.

       4.4*    Form of Plan Incentive Stock Option Agreement.

       4.5*    Form of Plan Non-Statutory Stock Option Agreement.

       4.6     Form of Non-Qualified Stock Option Agreement.

       5.1     Opinion of counsel as to legality of securities being registered.

       23.1    Consent of Arthur Andersen, LLP, independent public accountants.

       23.2    Consent of counsel (included in Exhibit 5.1).

       24.1    Power of Attorney (included herein on the signature page).

----------
  * Documents incorporated by reference from the Company's Annual Report on Form 10-K, filed with the Commission on March 24, 2000.

  **      Documents incorporated by reference from the Company's Registration
     Statement on Form S-1, as amended (Registration Number 333-87607), filed with the Commission on September 23, 1999.